Exhibit 99.1

Enertopia Announces West Tonopah Presentation Posted on Corporate Website

Kelowna, British Columbia--(Newsfile Corp. - November 28, 2023) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following update.

The West Tonopah (WT) Lithium Project encompasses 88 unpatented lode claims covering approximately 1,818 acres. Enertopia controls 100% of the mining lode claims comprising the West Tonopah property and the rights to all locatable subsurface minerals without any royalties. Enertopia is evaluating the Miocene Siebert Formation for its lithium-claystone potential.

The Company has posted to its website a condensed presentation of the key points from the 144-page Maiden Mineral Resource Report National Instrument 43-101 technical report titled " GEOLOGICAL INTRODUCTION AND INITIAL MINERAL RESOURCE ESTIMATIONS FOR THE ENERTOPIA CORP. WEST TONOPAH LITHIUM PROJECT IN ESMERALDA COUNTY, NEVADA, UNITED STATES."  The presentation can be found at the following link: https://enertopia.com/wp-content/uploads/2023/11/Enertopia-West-Tonopah-Lithium-Presentation-November-2023.pptx.pdf

We want to thank the recent addition of hundreds of Investors who have been and continue to sign up to receive our Company news updates.

Shareholders and potential shareholders are encouraged to submit questions on the 43-101 Technical Report.  Please submit questions to mcallister@enertopia.com

Qualified person

Company information has been reviewed and approved by John Nelson P. Geol., a Director of Enertopia Corp., and a Qualified Person as defined by National Instrument 43-101, Standards of Disclosure for Mineral Projects.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release and neither the CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.